Exhibit 4.12
REGISTRATION RIGHTS, LOCK UP
AND STANDSTILL AGREEMENT
     This Registration Rights, Lock Up And Standstill Agreement (this “Agreement”) is made and entered into as of January 10, 2007, by and among UCBH Holdings, Inc., a Delaware corporation registered under the Bank Holding Company Act of 1956, as amended (“UCBH”), CAB International Holding Limited, a British Virgin Islands company (the “Company”) and Dr. Paul Shi H. Huang, the sole holder of all of the issued and outstanding capital stock of the Company (“Dr. Huang”).
RECITALS
     Whereas, UCBH, UCB Merger II, LLC, a Delaware limited liability company and a wholly owned subsidiary of UCBH (“Buyer”), the Company, CAB Holding LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“CAB LLC”) and Dr. Huang have entered into that certain Agreement and Plan of Merger, dated as of even date herewith (the “Merger Agreement”);
     Whereas, pursuant to the terms of the Merger Agreement, CAB LLC will merge with and into Buyer (the “Merger”), Buyer will be the surviving limited liability company and the Company, sole member of CAB LLC, will receive Merger consideration comprised of cash and newly issued shares of common stock of UCBH, par value $0.01 per share (the “Common Stock”), as a result of the Merger;
     Whereas, UCBH desires to provide the registration rights set forth in this Agreement with respect to the Registrable Securities (as defined below) in order to induce the Company, CAB LLC and Dr. Huang to enter into the Merger Agreement, and to agree to certain “lock up” and “standstill” restrictions set forth in this Agreement with respect to the Registrable Securities; and
     Whereas, in order to induce UCBH and Buyer to enter into the Merger Agreement and to induce UCBH to provide the registration rights set forth in this Agreement, the Company and Dr. Huang desire to agree to certain “lock up” and “standstill” restrictions with respect to the Registrable Securities on the terms and conditions more fully set forth herein (the Company and Dr. Huang collectively and jointly and severally are referred to herein as the “Holder”).
AGREEMENT
     Now, Therefore, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree hereto as follows:
          SECTION 1. DEFINITIONS
     1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:
          (a) “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.
          (b) “Act” shall mean the Securities Act of 1933, as amended.
          (c) “Closing Date” shall have the same meaning set forth in the Merger Agreement.
          (d) “Common Stock” shall have the meaning set forth in the Recitals above.

          (e) “Form S-3” shall mean Form S-3 promulgated under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by UCBH with the SEC before and after the effective date of the registration statement on such form.
          (f) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness (or deemed effectiveness) of such registration statement or document.
          (g) “Registrable Securities” mean (i) the shares of Common Stock issued to the Company pursuant to Section 1.5 of the Merger Agreement, and (ii) any shares of Common Stock issued as a dividend, stock split or other distribution with respect to or in exchange for or in replacement of the shares referred to in Section 1.1(g)(i) above; provided, however, that Registrable Securities shall not include any securities described in Sections 1.1(g)(i) or 1.1(g)(ii) above which (A) have been sold to the public either pursuant to the Shelf Registration Statement or pursuant to Rule 144 under the Act or (B) are subject to any Transfer (as defined in Section 3.1 of this Agreement) other than as permitted under Section 3 of this Agreement.
          (h) “Registration Expenses” shall mean the reasonable expenses incident to performance of or compliance by UCBH with Section 2 of this Agreement, including (i) all SEC and stock exchange registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws, (iii) all printing expenses, (iv) all fees and expenses incurred in connection with the listing of Registrable Securities on the Nasdaq Global Select Market and all rating agency fees, and (v) the fees and disbursements of counsel for UCBH and of its independent public accountants, including the expenses of any special audits and/or comfort letters required by or incident to such performance and compliance, but excluding underwriting discounts, selling commissions, fees or other compensation payable to placement agents, fees and expenses of underwriters and/or placement agents (including legal fees) and transfer taxes, if any.
          (i) “SEC” shall mean the United States Securities and Exchange Commission.
          (j) “Shelf Registration Statement” shall mean a “shelf” registration statement on Form S-3 filed by UCBH that covers the resale by the Company of all Registrable Securities held by the Company at the time that such registration statement first becomes effective or is declared by the SEC to be effective under the Act on a delayed or continuous basis under Rule 415 under the Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.
          SECTION 2. REGISTRATION RIGHTS
     2.1 Shelf Registration.
          (a) By no later than twenty (20) days prior to the anticipated Closing Date, UCBH shall prepare and file the Shelf Registration Statement with the SEC. UCBH shall use its commercially reasonable efforts to cause the Shelf Registration Statement to become effective or to be declared by the SEC to be effective as soon as practicable following its filing. After the Shelf Registration Statement becomes effective, UCBH shall keep the Shelf Registration Statement effective through the earliest to occur of (i) the second (2nd) anniversary of the Closing Date and (ii) the date on which all Registrable Securities covered by the Shelf Registration Statement have ceased to be Registrable Securities (the

“Shelf Effective Period”). If the Merger does not occur within ninety (90) days after filing of the Shelf Registration Statement, UCBH has the right to withdraw the Shelf Registration Statement; provided that once the anticipated Closing Date is determined after the withdrawal, UCBH shall file the Registration Statement with the SEC by no later than 20 days prior to such anticipated Closing Date.
          (b) UCBH shall notify the Company when the Shelf Registration Statement is available for offer and sale of Registrable Securities. Holder agrees not to make any offer or sale under the Shelf Registration Statement until the availability of the Shelf Registration Statement has been confirmed in writing to Company by UCBH and, then, (i) only at such time as Holder has not been informed in writing by UCBH that (A) any required supplement, amendment or other filings that are required to be made under the Act have not been made in compliance with the Act and (B) there is any suspension or cessation of offers and sales of the Registrable Securities pursuant to Section 2.6 below, and (ii) only pursuant to and in accordance with the lock up provisions of Section 3.1 below. Holder agrees to furnish to UCBH such information as UCBH may from time to time reasonably request and as shall be reasonably required in connection with any distribution of Registrable Securities.
          (c) The Shelf Registration Statement shall not be available for distribution of Registrable Securities by Holder, UCBH shall have no obligation to facilitate any offer or sale of Registrable Securities by Holder under the Shelf Registration Statement, and Holder shall not effect any offer or sale of Registrable Securities under the Shelf Registration Statement:
               (i) During any Suspension Period or other cessation of offers and sales of Registrable Securities as provided in Section 2.6 below;
               (ii) With respect to any Transfer that is not permitted under Section 3 of this Agreement;
               (iii) To the extent Holder proposes to distribute any Registrable Securities by means of an underwritten offering;
               (iv) In any particular jurisdiction in which the UCBH would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless UCBH is already subject to service in such jurisdiction and except as may be required by the Act.
          (d) The obligations of UCBH under Section 2 of this Agreement shall be suspended during any period that (i) UCBH is not entitled to use Form S-3 to register resales of its securities or (ii) sales of Registrable Securities by Holder pursuant to the Shelf Registration Statement would not meet the requirements of Form S-3 or Rule 415 under the Act.
     2.2 Expenses. UCBH will pay all Registration Expenses and Holder will pay all other expenses related to Company’s sale of Registrable Securities.
     2.3 Obligations of UCBH. UCBH shall, subject to the terms and conditions hereof, use its commercially reasonable efforts to:
          (a) Prepare and file with the SEC the Shelf Registration Statement, and use commercially reasonable efforts to cause such registration statement to become effective and to keep such registration statement effective as provided in Section 2.1(a) above;

          (b) Prepare and file, as expeditiously as reasonably practicable, with the SEC such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act;
          (c) Furnish to the Company such numbers of copies of a prospectus, including a preliminary prospectus, with respect to the Shelf Registration Statement in conformity with the requirements of the Act;
          (d) Register and qualify the securities covered by the Shelf Registration Statement under such blue sky laws of such states of the United States as shall be reasonably requested by the Company; provided, however, that UCBH shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;
          (e) Notify the Company at any time that UCBH has knowledge that a prospectus relating to the Shelf Registration Statement is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;
          (f) Subject to the provisions of Section 2.6 below, amend or supplement any such prospectus in order to cause such prospectus not to include any untrue statement of material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;
          (g) Cause Registrable Securities covered by the Shelf Registration Statement to be listed on the Nasdaq Global Select Market and provide the Company with information regarding the transfer agent and the CUSIP number for such Registrable Securities; and
          (h) Notify the Company of (i) the effectiveness of the Shelf Registration Statement, (ii) the filing of any post-effective amendments to such registration statement, or (iii) the filing of a supplement to such registration statement; provided, however, that this requirement shall not apply to periodic reports, other reports and proxy statements required to be filed by UCBH.
     2.4 Form S-3 Eligibility. UCBH represents and warrants as of the date hereof that it meets the requirements for the use of Form S-3 for registration for the resale of the Registrable Securities by the Company. UCBH agrees to use its commercially reasonable efforts to file all reports required to be filed by UCBH with the SEC in a timely manner so as to remain eligible for the use of Form S-3. In the event UCBH is no longer eligible to use Form S-3 (or any successor form), UCBH shall satisfy its registration obligations hereunder pursuant to another available registration statement form reasonably acceptable to the Company.
     2.5 Reports under the 1934 Act. With a view to making available to the Company the benefits of Rule 144 (or any successor rule) and any other rule or regulation of the SEC that may at any time permit the Company to sell Registrable Securities to the public without registration, UCBH shall use commercially reasonable efforts to (a) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (i) six months after such date as all Registrable Securities may be resold pursuant to Rule 144(k) or any other rule of similar effect or (ii) such date as all of Registrable Securities shall have been resold; (b) file with the SEC in a timely manner all reports and other documents required to be filed by UCBH under the 1934 Act; (c) furnish to the Company upon request, as long as the Company owns any Registrable Securities, (1) a written statement by UCBH that UCBH has complied with the reporting requirements of the 1934 Act, (2) a copy of UCBH’s most recent

Annual Report on Form 10-K or Quarterly Report on Form 10-Q; and (3) such other reports and public documents as the Company may reasonably request in order to avail itself of any rule or regulation of the SEC allowing it to sell Registrable Securities without registration.
     2.6 Suspension Periods. If disclosure of information in an amendment to the Shelf Registration Statement and/or in a supplement to the prospectus included therein is required so that such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and if an executive officer of UCBH determines in good faith at any time after consultation with counsel that such disclosure of any such information would be materially detrimental to UCBH, then UCBH shall be permitted to delay filing such amendment or supplement for a period of time not to exceed forty-five (45) consecutive days or ninety (90) days in any rolling twelve-month period (each such period, a “Suspension Period”) by providing written notice of such Suspension Period to the Company. Upon receiving written notice of a Suspension Period Holder shall immediately cease (and shall cause its agents or brokers to immediately cease) all offers and sales of Registrable Securities pursuant to the Shelf Registration Statement. UCBH will promptly notify the Company in writing upon the termination of any Suspension Period. In addition, and without any limitation of the foregoing, if at any time, in UCBH’s good faith determination after consultation with counsel, that there is a substantial risk that the offer or sale by Holder of any Registrable Securities pursuant to any registration statement would result in a violation of the Act, the anti-fraud provisions of the 1934 Act or other applicable law, then Holder shall, upon written notice to Company from UCBH, immediately cease (and shall cause its agents or brokers to immediately cease) all offers and sales of Registrable Securities under any registration statement until further notice from UCBH.
     2.7 Indemnification.
          (a) To the extent permitted by law, UCBH will indemnify and hold harmless the Company, each of its officers and directors and each person, if any, who controls the Company within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state in the shelf Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus (as defined below), or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein not misleading, or (iv) any violation or alleged violation by UCBH of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law in connection with a registration effected pursuant to the terms of this Agreement; and UCBH will pay to the Company, each of its officers, directors or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of UCBH, which consent shall not be unreasonably withheld, conditioned or delayed, nor shall UCBH be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Company or any underwriter or controlling person thereof; and

provided, further, that the indemnity agreement contained in this Section 2.7(a) shall not apply to, nor shall UCBH have any other liability elsewhere under this Agreement with respect to, any sale of Registrable Securities by Holder under any registration statement with respect to which the Company has not received confirmation within ten (10) business days prior to the date of such sale that such registration statement is available to cover such sale. For purposes of this Section 2.7(a), “Issuer Free Writing Prospectus” shall mean any “issuer free writing prospectus,” as defined in Rule 433 under the Act.
          (b) To the extent permitted by law, Holder will indemnify and hold harmless UCBH, each of its directors, officers and each person, if any, who controls UCBH within the meaning of the Act, any underwriter, each of its officers, directors and partners, and any controlling person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent that such Violation occurs in reliance upon and in conformity with written information furnished by Holder expressly for use in connection with registration pursuant to the Shelf Registration Statement; and Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 2.7(b) in connection with investigating or defending any such indemnified loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Holder, which consent shall not be unreasonably withheld, conditioned or delayed.
          (c) Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually and reasonably satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent prejudiced, of any liability to the indemnified party under this Section 2.7, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.
          (d) If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged Violation relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.
          (e) The obligations of UCBH and Holder under this Section 2.7 shall survive the completion of any offer or sale of Registrable Shares pursuant to the Shelf Registration Statement.
     2.8 Prompt Notice of Suspension or Investigation. In the event any registration statement filed by UCBH becomes subject to a stop order suspending its effectiveness, or proceedings for such purpose are pending before or threatened by the SEC, UCBH shall provide the Company prompt notice thereof.
          SECTION 3. TRANSFER OF REGISTRABLE SECURITIES AND ACQUISITION OF ADDITIONAL UCBH SECURITIES
     3.1 Lock Up Agreement. Holder shall not, without the prior written consent of UCBH, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise dispose of, directly or indirectly, any Registrable Securities, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such Registrable Securities, whether any such transaction described in clause (i) or (ii) above (each, a “Transfer”) is to be settled by delivery of securities, in cash or otherwise. Notwithstanding the foregoing, Holder may sell up to 100,000 shares of Registrable Securities each trading day in public market transactions only (a) pursuant to the Shelf Registration Statement during the Shelf Effective Period, or (b) as permitted by and pursuant to Rule 144 during the Shelf Effective Period or after the Shelf Effective Period; provided that Holder shall use its commercially reasonable efforts to Transfer Registrable Securities in an ordinary way that would not disrupt the public market for UCBH securities; provided further that Holder may sell an unlimited number of shares of Registrable Securities through Block Sales (as defined below) and that such sales shall not count against the 100,000 shares per day sales limit set forth above. An attempted Transfer in violation of this Agreement shall be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the Transfer restrictions set forth in this Agreement, and shall not be recorded on the stock transfer books of UCBH. No Transfer by Holder shall be effective unless and until UCBH shall have been furnished with information reasonably satisfactory to it demonstrating that such Transfer is in compliance with this Section 3. If the proposed transfer complies with this Section 3, UCBH shall use its commercially reasonable efforts to assist the Holder in effecting Block Sales of Registrable Securities. Dr. Huang shall not, without the prior written consent of UCBH, (x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise dispose of, directly or indirectly, any of his record or beneficial ownership interest in Company, or (y) enter into any swap or other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of his record or beneficial ownership of Company, whether any such transaction described in clause (x) or (y) above is to be settled by delivery of securities, in cash or otherwise. Dr. Huang represents and warrants to UCBH that he is and that immediately after Closing he shall be the sole record and beneficial owner of all of Company’s capital, of all voting interests in and with respect to Company and of all of Company’s outstanding securities of any kind. For the purpose of this Section 3, the term “Block Sales” means individual sale transactions of not less than 200,000 shares of Registrable Securities each at the latest reported market price in market or private transactions approved in writing by UCBH in advance (such approval not to be unreasonably withheld, conditioned or delayed).
     3.2 Legend on Shares. Each certificate representing Registrable Securities shall bear the following restrictive legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AS SET FORTH IN A REGISTRATION RIGHTS, LOCK UP, AND STANDSTILL AGREEMENT, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.
     3.3 Acquisition of Additional UCBH Securities. Holder covenants and agrees with UCBH that during the period of two (2) consecutive years commencing at the Closing, Holder shall not, and shall cause each of Holder’s affiliates, and any spouse of Holder or any of their respective relatives, not to, directly or indirectly, acquire, offer or propose to acquire or agree to acquire, whether by purchase, tender or exchange offer, through the acquisition of control of another person or entity (including by way of merger or consolidation), by joining a partnership, syndicate or other group or otherwise, the beneficial ownership of any additional UCBH securities of any kind (except by way of stock dividends, stock reclassifications or other distributions or offerings made available and, if applicable, exercised on a pro rata basis, to holders of Common Stock generally) without UCBH’s prior written consent. Holder represents and warrants to UCBH that immediately after Closing Holder shall hold no record or beneficial ownership interest in any UCBH securities other than the Registrable Securities.
          SECTION 4. OTHER PROVISIONS
     4.1 Effectiveness and Termination.
          (a) This Agreement shall become effective as of the date first above written and shall remain in force and effect until the close of business on the last day of the Shelf Effective Period, at which time this Agreement shall terminate; provided, however, that Section 2.5 (Reports under the 1934 Act) shall survive any termination of this Agreement and shall remain in full force and effect throughout the earlier to end of the periods described in Section 2.5(a), Section 2.7 (Indemnification) shall survive such termination of this Agreement and shall remain in full force and effect indefinitely, Section 3.1 (Lock Up Agreement) shall survive such termination of this Agreement and shall remain in full force and effect throughout the period of two (2) consecutive years commencing at the Closing, Section 3.3 (Acquisition of Additional UCBH Securities) shall survive such termination of this Agreement and shall remain in full force and effect throughout the period of two (2) consecutive years commencing at the Closing, and this Section 4 (Other Provisions) shall survive such termination of this Agreement and shall remain in full force and effect indefinitely.
          (b) This Agreement shall automatically terminate without any action on either party upon termination of the Merger Agreement for any reason whatsoever, and notwithstanding anything contrary contained herein, UCBH may withdraw the Shelf Registration Statement then on file with the SEC. Upon termination of this Agreement pursuant to this Section 4.1(b), either party shall be relieved from any of its obligations hereunder; provided that Section 2.3 shall survive to the extent it is applicable and Section 4

(Other Provisions) shall survive such termination of this Agreement and shall remain in full force and effect indefinitely.
     4.2 No Assignment. The parties’ respective rights and obligations pursuant to this Agreement may not be transferred, assigned or delegated by either Holder or UCBH without the prior written consent of the other. Any attempted transfer, assignment or delegation in violation of the foregoing shall be void.
     4.3 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to California’s conflict of law principles. The venue for any action, suit or proceeding relating to or arising from this Agreement shall be only a state or federal court of competent jurisdiction located in San Francisco, California, and all objections to venue and personal jurisdiction in any action or proceeding so commenced are hereby irrevocably waived.
     4.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     4.5 Titles and Subtitle Verification. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     4.6 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail, with verification of receipt, or facsimile, in either case if sent during normal business hours of the recipient; if not, then on the next business day; (iii) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to a party at such party’s address set forth on the signature page hereof or at such other address, electronic or otherwise, as such party shall designate by ten days’ advance written notice to the other party.
     4.7 Expenses. If any action at law or in equity is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements incurred in connection with such enforcement in addition to any other relief to which such party may be entitled.
     4.8 Severability. If one or more provisions of this Agreement, together with the Merger Agreement, are held to be unenforceable under applicable law, in whole or in part, the unenforceable portion of such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such unenforceable portion were so excluded and shall be enforceable in accordance with its terms.
     4.9 Entire Agreement; Amendment; Waiver. This Agreement constitutes the full and entire understanding and agreement between the parties hereto with regard to the subject matter hereof, and supersedes any and all prior negotiations, correspondence, understandings and agreements among the parties respecting the subject matter hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of UCBH and Holder.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

UCBH HOLDINGS, INC.

By:	/s/ Jonathan Downing

Name:	Jonathan Downing

Its:	Executive Vice President

Address:	555 Montgomery Street
San Francisco, CA 94111

E-mail:
Fax:

CAB INTERNATIONAL HOLDINGS LIMITED

By:	/s/ Paul Shi H. Huang

Name:	Paul Shi H. Huang

Its:	Director

Address:	77 Bowery
New York, NY 10002

E-mail:
Fax:

DR. PAUL SHI H. HUANG

/s/ Paul Shi H. Huang

Dr. Paul Shi H. Huang

Address:	14th Floor, No.180, Chung Hsiao East Road, Sec. 4
Taipei, Taiwan, Republic of China

E-mail:

Fax: